Exhibit 99.1

For release: November 3, 2022

Contact: Brian F. Kidd, SVP/Controller

Phone: (615) 890-2020

NHC Reports Third Quarter 2022 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and government stimulus income for the quarter ended September 30, 2022 totaled $270,843,000 compared to $276,737,000 for the quarter ended September 30, 2021, a decrease of 2.1%. The net operating revenues decrease during the third quarter of 2022 was primarily driven by the reduction in government stimulus income of $10.4 million during the third quarter of 2022 compared to the same period a year ago, as well as us exiting the seven skilled nursing facilities in Massachusetts and New Hampshire during the third quarter of 2022. Excluding the government stimulus income, same-facility net operating revenues increased 3.8% during the third quarter of 2022 compared to the same period a year ago.

For the quarter ended September 30, 2022, the reported GAAP net loss attributable to NHC was $2,429,000 compared to a net loss of $3,348,000 for the same period in 2021. Excluding the unrealized losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended September 30, 2022 was $7,783,000 compared to $14,884,000 for the same period in 2021 (*). The decrease in non-GAAP earnings for the third quarter of 2022 compared to the same period in 2021 was primarily due to the $10.4 million less of government stimulus income recorded, as well as incurring inflationary wage pressures on our labor costs. GAAP diluted loss per share was $0.16 for the quarter ended September 30, 2022 compared to a diluted loss per share of $0.22 for the same period in 2021. Adjusted diluted earnings per share were $0.50 and $0.96 for the quarters ended September 30, 2022 and 2021, respectively (*).

(*) - See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 68 skilled nursing facilities with 8,726 beds. NHC affiliates also operate 23 assisted living communities with 1,181 units, five independent living communities with 475 units, three behavioral health hospitals, 35 homecare agencies, and 29 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenues and grant income:
Net patient revenues	$260,247	$254,817	$776,661	$708,648
Other revenues	10,596	11,491	33,584	33,916
Government stimulus income	-	10,429	10,940	48,304
Net operating revenues and grant income	270,843	276,737	821,185	790,868

Costs and expenses:
Salaries, wages and benefits	173,198	170,235	518,828	483,263
Other operating	72,883	73,109	218,279	204,211
Facility rent	10,294	10,204	30,770	30,437
Depreciation and amortization	10,253	10,229	30,011	30,521
Interest	137	198	451	657
Total costs and expenses	266,765	263,975	798,339	749,089

Income from operations	4,078	12,762	22,846	41,779

Non-operating income	2,731	3,399	8,451	15,245
Gain on acquisition of equity method investment	-	-	-	95,202
Unrealized losses on marketable equity securities	(11,056)	(23,797)	(11,479)	(23,227)

Income/(loss) before income taxes	(4,247)	(7,636)	19,818	128,999
Income tax (provision)/benefit	1,140	4,090	(5,415)	(5,907)
Net income/(loss)	(3,107)	(3,546)	14,403	123,092

Net (income)/loss attributable to noncontrolling interest	678	198	1,689	(290)

Net income/(loss) attributable to National HealthCare Corporation	$(2,429)	$(3,348)	$16,092	$122,802

Net income/(loss) per common share
Basic	$(0.16)	$(0.22)	$1.04	$8.00
Diluted	$(0.16)	$(0.22)	$1.04	$7.97

Weighted average common shares outstanding
Basic	15,445,569	15,364,043	15,438,375	15,347,042
Diluted	15,445,569	15,364,043	14,577,103	15,414,683

Dividends declared per common share	$0.57	$0.52	$1.69	$1.56

Balance Sheet Data

	Sept. 30	Dec. 31
(in thousands)	2022	2021
	(unaudited)

Cash, cash equivalents and marketable securities	$176,729	$256,025
Restricted cash, cash equivalents and marketable securities	171,898	175,884
Current assets	344,529	426,638
Property and equipment, net	511,373	520,996
Total assets	1,295,559	1,403,396
Current liabilities	210,156	263,201
NHC stockholders' equity	877,311	903,004

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Selected Operating Statistics

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Skilled Nursing Per Diems:
Medicare	$535.60	$523.98	$540.30	$528.60
Managed Care	429.22	404.43	425.39	406.32
Medicaid	237.61	231.39	230.79	225.68
Private Pay and Other	265.68	257.13	268.13	254.03

Average Skilled Nursing Per Diem	$302.43	$295.40	$301.91	$297.04

Skilled Nursing Patient Days:
Medicare	81,940	87,534	258,961	271,024
Managed Care	52,956	57,486	163,823	183,593
Medicaid	302,500	315,979	919,931	895,955
Private Pay and Other	169,068	158,011	489,477	439,225

Total Skilled Nursing Patient Days	606,464	619,010	1,832,192	1,789,797

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021
	(unaudited)		(unaudited)

Net income/(loss) attributable to National Healthcare Corporation	$(2,429)	$(3,348)	$16,092	$122,802
Non-GAAP adjustments
Unrealized losses on marketable equity securities	11,056	23,797	11,479	23,227
Operating results for newly opened facilities not at full capacity (1)	2,105	115	4,033	480
Gain on acquisition of equity method investment	-	-	-	(95,202)
Stock-based compensation expense	639	726	1,980	1,905
Income tax benefit on non-GAAP adjustments	(3,588)	(6,406)	(4,548)	(6,369)
Non-GAAP Net income	$7,783	$14,884	$29,036	$46,843

GAAP diluted earnings/(loss) per share	$(0.16)	$(0.22)	$1.04	$7.97
Non-GAAP adjustments
Unrealized losses on marketable equity securities	0.53	1.14	0.56	1.12
Operating results for newly opened facilities not at full capacity (1)	0.10	0.01	0.19	0.02
Gain on acquisition of equity method investment	-	-	-	(6.16)
Stock-based compensation expense	0.03	0.03	0.09	0.09
Non-GAAP diluted earnings per share	$0.50	$0.96	$1.88	$3.04

(1) The newly opened facilities not at full capacity for the 2022 period presented consisted of operations opened from 2020 through 2022. This consisted of two behavioral health hospitals, one homecare agency, and one hospice agency. The newly opened facilities for the 2021 period presented consisted of operations opened from 2019 through 2021. The 2021 period consisted of one memory care facility.

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